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                              EMPLOYMENT AGREEMENT

        THIS AGREEMENT ("Agreement") made effective this 1st day of October, 2001 between INSURANCE MANAGEMENT SOLUTIONS GROUP, INC., a Florida corporation, which corporation, together with its subsidiary companies, shall hereinafter be referred to as "Company" and Anthony R. Marando, hereinafter referred to as "Employee".

                                R E C I T A L S :
                                 - - - - - - - -

        WHEREAS, Company is engaged in the business of providing comprehensive outsourcing services to the property and casualty insurance industry with an emphasis on providing full third party administration outsourcing services for flood insurers and is also a provider of flood zone determination and ancillary services primarily to insurance companies and financial institutions throughout the State of Florida and such other states as the Company shall deem appropriate;

        WHEREAS, the Company's business requires secrecy in connection with the methods and systems employed, and, for the proper protection of the Company, it is absolutely necessary and essential (which necessity Employee expressly recognizes) that all matters connected with, arising out of, or pertaining to the business of the Company, its methods and systems and the names of its customers be kept secret and confidential as goodwill belonging to the Company;

       WHEREAS, the Company will sustain great loss and damage, if during the term of this Agreement, or for a period of two (2) years immediately following its termination for any reason whatsoever, the Employee should, for himself or herself, or on behalf of any other person, persons, company, partnership or corporation, call upon the customers or clientele of the Company for the purpose of soliciting, selling or servicing any of the programs or services of the Company, or the solicitation of any Company employee for the purpose of hiring such employee, for which loss and damage, by reason of his or her financial circumstances, Employee could not be compelled by law to respond to damages in any action at law.

        NOW, THEREFORE, Company and Employee, in consideration of the covenants and agreements herein contained and in further consideration of the benefits and advantages flowing from each to the other, covenant and agree as follows:

SECTION 1. EMPLOYMENT OF EMPLOYEE. Company hereby agrees to employ Employee as Chief Financial Officer of the Company, for a term of three (3) years that begins on October 1, 2001 ("Commencement Date") and ends on the three-year anniversary of the Commencement Date.

SECTION 2. EMPLOYEE'S BEST EFFORTS. Employee hereby accepts employment by Company, and agrees to devote his best efforts to this employment. Employee agrees to perform such other duties as are customarily performed by one holding such position in other, same or similar businesses as that engaged in by Company, and shall also render such other and unrelated services and duties as may be assigned to him from time to time by Company.

SECTION 3.  TERMS OF EMPLOYMENT.

        (a) The Employee's hire date shall remain April 1, 2001.



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        (b) During the term of this Agreement, Employee's employment may be terminated by the Company with cause, and no notice or severance is owed. Involuntary termination with cause is defined as a dismissal at any time based on failure to conform to the conditions of employment, material breach of this Agreement, gross misconduct or willful violation of Company policy or procedure as outlined in Section 2.12 on Involuntary Termination contained in the Company's Human Resources Policies and Procedures Manual, as amended from time to time.

        (c) Employee's employment may be terminated by the Company without cause upon thirty (30) days prior written notice from Company to Employee. Further, at any time during the term of this Agreement, Employee may terminate his employment with Company upon thirty (30) days prior written notice to Company. In the event Employee's employment with the Company is terminated without cause during the term of this Agreement, then the Employee shall be entitled to any payments payable under Section 1 which have been earned but not yet paid; and, in addition, Employee shall be entitled to severance pay equal to Employee's then current salary payable in accordance with the Company's usual payroll practices for a period of 12 months ("the Severance Payment"). In the event that the Employee is entitled to a Severance Payment pursuant to this section 3C and Employee secures employment at any time during the 12 months following termination (the "Severance Period"), Severance Payments will cease, except that Employee shall be paid a guaranteed minimum of six (6) months severance. Employee will notify Company immediately upon securing new employment.

        (d) The Company agrees to include Employee as an insured, on the same basis as provided to other officers and directors of Company, in any insurance policy providing indemnification to any officers and directors of company.

        (e) Notwithstanding anything contained herein to the contrary, in the event Company shall discontinue operating its business, then this Agreement shall terminate as of the last day of the month on which Company ceases operations with the same force and effect as if such last day of the month were originally set as the termination date hereof.

SECTION 4.  EMPLOYEE'S COMPENSATION AND EXPENSES.

         (a) As compensation for the service to be performed by Employee under this Agreement, Company shall pay Employee, and Employee shall accept from Company, a salary of three thousand two hundred ninety and 00/100 Dollars ($3,290.00) per week paid on a bi-weekly basis.

         (b) The Employee shall be provided the same benefits and on the same basis as other employees of the Company including, but not limited to, the 401(k) plan, life insurance, disability insurance, vacation accruals, health insurance, incentive compensation plans and stock option plans.

        (c) Employee's salary and allowances will be reviewed annually, as agreed upon subject to discussions between Employee and Company, on the commencement date, and any such modifications made during the term of this Agreement shall be incorporated as part of the Agreement.

         (d) Company shall reimburse Employee for all other reasonable, ordinary and necessary expenses incurred by Employee on Company's behalf pursuant to Company's directions and subject to Company's restrictions and requirements.



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SECTION 5. FUNDS COLLECTED BY EMPLOYEE. Employee does explicitly understand and agree that all funds received by him on behalf of Company, as may be authorized by Company from time to time, shall be held in trust by Employee and shall immediately be remitted to Company by Employee. Additionally, Employee shall be responsible for any and all technical data, books, equipment, or other property of Company which may come into his possession by reason of his employment. In the event this employment is terminated for any reason whatsoever, Employee shall immediately turn in to Company and account for all such funds, equipment and property which may be in the possession of Employee at such termination.

SECTION 6.  RESTRICTIVE COVENANTS.

        (a) Covenant not to Compete. The Employee hereby expressly covenants and agrees, which covenants and agreements are of the essence of this contract, that he will not, during the term of this Agreement and for a period of two (2) years immediately following the termination of this Agreement, for any reason whatsoever, directly or indirectly, for himself or herself, or on behalf of, or in conjunction with, any other person, persons, company, partnership or corporation:

        (1)call upon any customer or customers of Company solicited or contacted by Employee while at the Company or whose account was serviced by Employee while at the Company, pursuant to his or her employment hereunder, for the purpose of soliciting, selling or servicing any programs or services of the type sold and serviced by Company during the term hereof within the state of Florida and such other states in which the Company shall conduct business;

        (2)nor will Employee divert, solicit or take away any customer or customers of Company or the business or patronage of any such customers of the Company for the purpose of selling or servicing any programs or services of the type sold and serviced by Company during the term hereof,

        (3)nor will Employee call upon any "prospective customer" or customers of the Company, solicited or contacted by Employee or Employee's staff pursuant to his or her employment hereunder, for the purpose of soliciting, selling or servicing programs or services of the type sold and serviced by Company during the term hereof within the State of Florida and such other states in which the Company shall conduct business.

           For purposes of this Agreement, it is agreed between the parties hereto that the term "prospective customer" is defined as any person or company called upon by Employee or by Employee's staff two (2) times or more during any part of the six (6) month period next preceding the termination of this Agreement for any reason whatsoever, or those prospective customers as listed by Employee or by Employee's staff as active potential prospects on Employee's weekly or monthly sales call reports submitted to Company during any part of the six (6) month period next preceding the termination of this Agreement for any reasons whatsoever;




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        (4)nor will Employee, directly or indirectly, for himself or herself or on behalf of, or in conjunction with, any other person, persons, company, partnership or corporation: solicit, approach, or call upon any Company employee for the purpose of retaining or hiring the Company employee in any capacity. In the event of a breach or threatened breach by Employee of the provisions of this paragraph, Company shall be entitled to an injunction restraining Employee from directly or indirectly soliciting, approaching, or calling upon any Company employee for the purpose of retaining or hiring the Company employee in any capacity and/or in fact hiring the Company employee in any capacity; and, in addition to obtaining an injunction, Company shall be entitled to recover damages from Employee.

In the event any Court determines that any of the above specified time periods to be unreasonable, arbitrary, or against public policy, a lesser time period which is determined to be reasonable, non-arbitrary and not against public policy may be enforced against Employee by injunction, as well as by all other legal remedies available to Company.

        (b) Non Disclosure. Employee recognizes and acknowledges that the list of the Company's customers, trade secrets, data processing systems, computer software, computer programs, or other systems, data, methods, or procedures developed or used by the Company, as they may exist from time to time, are valuable, special and unique assets of the Company's business. The Employee will not, during or after the term of his employment without the prior written consent of the Company, which consent may be arbitrarily withheld, and except to the extent necessary to accomplish assignments on behalf of the Company in which the Employee is, at any given time during the term of Employee's tenure with the Company, currently and actively engaged, possess, transmit, copy, reproduce, or disclose the list of the Company's customers or any part thereof or any of the Company's present or future trade secrets, or any data processing systems, computer software, computer programs or other systems, data, methods, or procedures to any person, firm, corporation, association, or any other entity for any reason or purpose whatsoever, nor will the undersigned assist anyone else to do so. In the event of a breach or threatened breach by Employee of the provisions hereof, the Company shall be entitled to an injunction restraining Employee from disclosing, in whole or in part, the list of the Company's customers or the Company's trade secrets, or from rendering any services to any person, firm, corporation, association, or other entity to whom such list or such trade secrets, in whole or in part, has been disclosed or is threatened to be disclosed and requiring the return to the Company of all copies of customer lists, manuals, data, software, computer programs, or written procedures in the possession of Employee.

SECTION 7. SEVERABILITY OF RESTRICTIVE COVENANTS. Company and Employee agree that the restrictive covenants contained in Section 6, are severable and separate and the unenforceability of any specific covenant therein shall not affect the validity of any other covenants set forth therein. These covenants on the part of the Employee shall be construed as an agreement independent of any other provision of this Agreement, and the existence of any claim or cause of action of the Employee against Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of said covenants.



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Employee agrees and acknowledges that any violation by Employee of the covenants set forth in Section 6 hereof would cause irreparable damage to Company, and Employee further agrees that upon proof of the existence of such a violation of the covenants set forth in said Section 6 hereof Company will be entitled to injunctive relief against the Employee by any Court of competent jurisdiction; provided, however, that nothing herein shall be construed as prohibiting the Company from pursuing any other remedies available to it for such breach or threatened breach of any of the above restrictive covenants, including the recovery of damages from the Employee. No failure of the Company to exercise any right given under this Agreement shall be taken or construed as a waiver of its right to seek any remedies by reason of any past, present, or future breaches of the Agreement on the part of Employee.



SECTION 8. ARBITRATION. The parties agree that any dispute about the validity, interpretation, effect or alleged violations of this Agreement ("Arbitrable Dispute") between Employee and Company, must be submitted to final and binding arbitration in Tampa, Florida before an experienced employment arbitrator licensed to practice law in Florida and selected in accordance with the Employment Dispute Rules of the American Arbitration Association. The arbitrator may not modify or change this Agreement in any way.


Each party shall pay the fees of their respective attorneys, the expenses of their witnesses and any other expenses connected with the arbitration, but all other costs of the arbitration, including the fees of the arbitration, cost of any record or transcript of the arbitration, administrative fees and other fees and costs shall be paid in equal shares by Employee and Company. The party losing the arbitration shall reimburse the party who prevailed for all expenses the prevailing party paid pursuant to the preceding two sentences.


Arbitration in this manner shall be the exclusive remedy for any Arbitrable Dispute. The arbitrator's decision or award shall be fully enforceable and subject to an entry of judgment by a court of competent jurisdiction. Should Employee or Company attempt to resolve an Arbitrable Dispute by any method other than arbitration pursuant to this Section, the responding party shall be entitled to recover from the initiating party all damages, expenses and attorneys' fees incurred as a result and the responding party shall be entitled to the return of any payments that party made under this Agreement.

Notwithstanding the foregoing, a dispute relating to alleged violations of
Section 6 of this Agreement, may be resolved through a means other than Arbitration.

SECTION 9. CHOICE OF LAW AND VENUE. This agreement shall be construed according to the laws of the State of Florida, without regard to choice of law provisions.


SECTION 10. INVALIDITY OF PRIOR AGREEMENTS. This Agreement supersedes all prior agreements and understandings between Employee and Company and this Agreement expresses the whole and entire agreement between the parties with reference to Employee's employment and it cannot be modified or changed by any oral or verbal promise by whomsoever made, nor shall any written modification of it be binding on Company until such written modification shall have been approved in writing by the President of the Company.




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SECTION 11. SEVERABILITY. All agreements and covenants contained herein are severable and, in the event any of them shall be held to be invalid, illegal or unenforceable by any competent Court, this contract shall be interpreted as if such invalid, illegal or unenforceable agreement or covenants were not contained herein.

SECTION 12. NON-WAIVER OF RIGHTS. All of the rights of Company and Employee hereunder shall be cumulative and not alternative, but a waiver or indulgence on the part of Company or Employee of any rights or entitlement hereunder shall not be construed as a waiver of any other rights or entitlements hereunder by either Company or Employee. No notice shall be required by Company or Employee to enforce strict adherence to all the terms of this agreement.

SECTION 13. MISCELLANEOUS PROVISIONS. The provisions of this Agreement shall extend to the successors, surviving corporations and assigns of Company. Singular and masculine pronouns shall include plural, feminine, and artificial persons and entities whenever the context permits.

SECTION 14. EMPLOYEE'S ACKNOWLEDGMENT. Employee certifies that he is over twenty-one (21) years of age and hereby acknowledges having read the entire contents of this Agreement before signing his name below and that he has received a copy hereof for his own use.



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        IN WITNESS WHEREOF, the Company and Employee have affixed their hands and seals on this, the day and year first above written, the Company acting through its duly authorized officers.

Signed, Sealed and Delivered in the Presence of:

WITNESSES:                            "COMPANY"
                                      Insurance Management Solutions Group, Inc.

/s/ MARY M. SLUDA                     By: /s/ DAVID M. HOWARD
-----------------------------------      ---------------------------------------
                                              President and
                                      As Its: Chief Executive Officer
-----------------------------------          -----------------------------------

                                      Date:  October 4, 2001
                                           -------------------------------------

WITNESSES:                            "EMPLOYEE"


                                      Anthony R. Marando

/s/ MARY M. SLUDA                    Date:  October 4, 2001
-----------------------------------        -------------------------------------



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